Exhibit 99.1

DRS Technologies Completes Acquisition of Integrated Defense
Technologies

    PARSIPPANY, N.J.--(BUSINESS WIRE)--Nov. 4, 2003--DRS Technologies, Inc. (NYSE: DRS) announced today that it has completed its acquisition of Integrated Defense Technologies, Inc. (IDT). In the transaction, a wholly-owned subsidiary of DRS was merged with IDT. The transaction was completed following the approval by a majority of IDT's stockholders at a special meeting held earlier today. The acquisition is expected to add immediate earnings accretion to DRS.
    Each share of IDT common stock was converted in the merger into the right to receive a combination of $12.25 in cash and 0.2027 of a share of DRS common stock, or approximately $17.29 per IDT share, based on the closing price of DRS's common stock on November 3, 2003. The cash portion of the acquisition, together with the net debt of IDT, aggregated approximately $436 million at closing. Total consideration for the acquisition, including approximately $175 million of IDT's net debt that was refinanced at closing, was approximately $543 million before transaction expenses.
    DRS financed the acquisition by utilizing existing excess cash on hand, bank borrowings in the form of a $236 million amended and restated credit facility, and the issuance of 6.875 percent senior subordinated notes due 2013 in an aggregate principal amount of $350 million.
    "The addition of IDT is a milestone achievement in the implementation of our business strategy, extensively diversifying our product base and expanding our customer relationships," said Mark S. Newman, DRS Technologies' chairman, president and chief executive officer. "This transaction has enhanced our content on key U.S. Army and Navy weapons programs, contributed a significant new base of U.S. Air Force programs and greatly expanded DRS's intelligence agency business, creating a formidable, defense electronics industry competitor. We look forward to integrating this new operation with DRS and to building stockholder value by fully leveraging the strengths and synergies this combination offers."
    Wachovia Securities served as financial advisor to DRS on the transaction. Bear, Stearns & Co. Inc. served as financial advisor to IDT on the transaction.
    DRS Technologies, headquartered in Parsippany, New Jersey, provides leading edge products and services to defense, government intelligence and commercial customers worldwide. Focused on defense electronics, DRS develops and manufactures a broad range of mission critical systems. The company employs 5,700 people worldwide.
    For more information about DRS Technologies, please visit the company's web site at www.drs.com.

    SAFE HARBOR: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management's beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to DRS Technologies' and Integrated Defense Technologies' expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the companies' future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for such companies' products and other risks or uncertainties detailed in such companies' Securities and Exchange Commission filings. Given these uncertainties, you should not rely on forward-looking statements. The companies undertake no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

    Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Capital Markets, LLC (WCM), member NYSE, NASD, SIPC.

    CONTACT: DRS Technologies, Inc.
             Patricia M. Williamson, 973-898-1500